EXHIBIT 23.6



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of our report dated May 13, 1999, with respect to the financial statements of SouthWind Internet Access, Inc. included in the Annual Report (Form 10-K) of OneMain.com, Inc. for the year ended December 31, 1999:

         Registration Statement (Form S-8 No. 333-78661) pertaining to the OneMain.com, Inc. Employee Stock Purchase Plan

         Registration Statement (Form S-8 No. 333-78663) pertaining to the OneMain.com, Inc. 1999 Stock Option and Incentive Plan and

         Registration Statement (Form S-8 No. 333-81111) pertaining to the OneMain.com, Inc. 1999 Plan



                                    /s/ Ernst & Young LLP

McLean, Virginia
March 27, 2000